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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934.



                Date of Report                  August 18, 1999


                         SBA COMMUNICATIONS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)

            Florida                                                         333-50219                           65-0716501
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(State or other jurisdiction of incorporation or organization)     Commission File Number       (I.R.S. Employer Identification No.)


     One Town Center Road, Boca Raton, Florida                                                33486
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      (Address of principal executive offices)                                              (Zip code)

                                                          (561) 995-7670
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                                       (Registrant's telephone number, including area code)
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Item 5    Other Events

          SBA Communications Corporation announced that it had entered into definitive agreements (the "Agreements") to acquire 56 wireless communication towers from Horizon Telcom, Inc. ("Horizon") and to provide, in specified regions, exclusive site acquisition, development, collocation, build-to-suit and equipment installation services, for Horizon Personal Communications and its affiliates
          ("HPC"), a wholly owned subsidiary of Horizon. HPC is a Sprint PCS
          Network Member and under the Horizon PCS name manages Sprint markets in Ohio, West Virginia and Kentucky.

          The Agreements provide that SBA will pay $16.6 million (representing approximately 16.8 times run rate tower cash flow at acquisition) in cash for the existing towers which are located in Ohio, Kentucky, and West Virginia. HPC will lease space on these acquired towers under ten year leases with initial rent at $1,800 per month, with subsequent rent escalators and renewal options. Under the services agreement, SBA, in specified regions, shall have the right to build for SBA's ownership any new tower required by HPC in its network development.
          HPC and SBA estimate that the Agreements will cover the location of as many as 300 antenna sites by HPC through December 31, 2001, with the number of such sites being newly-built towers ranging from 100 to 200.
          HPC will be the anchor tenant on the towers built and owned by SBA at monthly rents of either $1,200 or $1,300, with subsequent rent escalators, for an initial term of 5 years with renewal options. SBA will provide site acquisition, collocation, and installation services for HPC equipment under the Agreements. The Agreements also contemplate the provision of certain services by HPC in exchange for fees from SBA, and the obligation by HPC under certain circumstances to lease space on other SBA towers. Territories in which the services will be provided include West Virginia, Ohio, Tennessee, and, potentially, certain other markets. The Agreements are subject to due diligence and other contingencies and are anticipated to be consummated in the fourth quarter of 1999.

Item 7    Financial Statements and Exhibits

          (c)  Exhibits

          99.1  Press release dated August 17, 1999
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



August 18, 1999                      /s/  Jeffrey A. Stoops
                                     ----------------------
                                     Jeffrey A. Stoops
                                     Chief Financial Officer